SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	0-029587	65-0705328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (321) 939-6321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 13, 2004 IBSG International, Inc. (the "Company") issued a press release and filed a Current Report on Form 8-K announcing the acquisition of its subsidiary, Intelligent Business Systems Group, Inc. In such press release and Form 8-K the Company stated that Intelligent Business Systems Group, Inc. "...commenced business in 1997, and is now in its sixth straight year of profitable operations..." The Company has determined that this statement did not correctly report historic facts concerning its Intelligent Business Systems Group, Inc. subsidiary and is filing this amendment to its Current Report on Form 8-K filed on February 13, 2004 to correct such statement. Intelligent Business Systems Group, Inc. was incorporated on January 9, 2003. Audited financial statements of Intelligent Business Systems Group, Inc. as of December 31, 2003 have been filed with the Company's Form 8-K/A filed October 21, 2004. Intelligent Business Systems Group, Inc. reported a net loss of $376,848 for the period from Inception (January 9, 2003) through December 31, 2003.

Such incorrect statement was made based on the operating history of another company which marketed technology which was marketed by Intelligent Business Systems Group, Inc. in 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBSG INTERNATIONAL, INC. /S/ Michael Rivers Michael Rivers, President

Date: April 14, 2005